Exhibit 4.2

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE BASE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

A-1

No. A-001	CUSIP No.: 87265H AF6 ISIN No.: US87265HAF64

5.25% Senior Notes due 2027

TRI POINTE GROUP, INC.

a Delaware corporation

promises to pay to Cede & Co. or registered assigns

the principal sum of $300,000,000.00 (THREE HUNDRED MILLION) Dollars on June 1, 2027.

Interest Payment Dates: June 1 and December 1

Record Dates: May 15 and November 15

 Dated: June 8, 2017

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

TRI POINTE GROUP, INC.

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Global Note]

Authenticated:

U.S. Bank National Association,

as Trustee, certifies that this is one of the Notes

referred to in the within mentioned Indenture.

By:

Authorized Signatory

[Signature Page to Global Note]

TRI POINTE GROUP, INC.

5.25% Senior Notes due 2027

TRI POINTE GROUP, INC., a Delaware corporation (together with its successors and assigns, the “Company”), issued this Note under an Indenture dated as of May 23, 2016 (as amended, modified or supplemented from time to time in accordance therewith, the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of June 8, 2017 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and among the Company, the Guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and are to be, authorized and delivered. All terms used in this Notes that are defined in the Indenture shall have the meanings assigned to them therein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA, if applicable. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA, if applicable, for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

1.	Interest.

The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 1 and December 1 of each year (each, an “Interest Payment Date”), commencing December 1, 2017, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from June 8, 2017, provided that, if there is no existing default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment.

The Company will pay interest on the Notes (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Company) to the persons who are registered Holders of Notes at the close of business on May 15 or November 15, as the case may be, immediately preceding the applicable interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts.

3.	Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Company may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

4.	Optional Redemption.

The Company may, at its option, redeem the Notes at any time or from time to time, in whole or in part. The redemption price will be equal to the greater of the following amounts: (i) 100% of their principal amount of the Notes being redeemed; and (ii) the present value of the Remaining Scheduled Payments on the Notes being redeemed on the redemption date, discounted to the redemption date, on a semiannual basis, at the Treasury Rate plus 50 basis points (0.50%).

At any time on or after December 1, 2026 (six months prior to the maturity date of the Notes), the Company may redeem the Notes, in whole at any time or in part from time to time, at 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption.

The Company will also pay accrued and unpaid interest on such Notes to the redemption date. In determining the redemption price and accrued interest, interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Notice of redemption may state that the redemption is conditioned upon the occurrence of other events, and will be mailed by first class mail (or delivered electronically in accordance with the procedures of the Depositary) at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address (with a copy to the Trustee). Notes in denominations larger than $2,000 may be redeemed in part. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption so long as the Issuer has deposited with the paying agent for such Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on such Notes to be redeemed) pursuant to the Indenture, provided that if the Company shall default in the payment of such Notes at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Notes.

5.	Denominations, Transfer, Exchange.

The Notes are in registered form only without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes by presentation of such Notes to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Notes of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Note is redeemed or purchased in part, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed or purchased.

6.	Persons Deemed Owners.

The registered Holder of this Note shall be treated as the owner of it for all purposes.

7.	Unclaimed Money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

8.	Amendment, Supplement, Waiver.

The Indenture or the Notes may be amended or supplemented and any existing default or compliance with any provision of, the Indenture may be waived in accordance with the terms of the Indenture.

9.	Successor.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor will be released from those obligations.

10.	Trustee Dealings With Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee, including owning or pledging the Notes.

11.	No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

12.	Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

13.	Authentication.

This Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the other side of this Note.

14.	Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

15.	GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16.	CUSIP and ISIN Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

17.	Copies.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: TRI Pointe Group, Inc., 19540 Jamboree Road, Suite 300, Irvine, California 92612, Attention: Investor Relations.

18.	Change of Control Triggering Event.

In the event that there shall occur a Change of Control Triggering Event, except as otherwise provided in the Indenture, the Company shall make an offer to each Holder of the Notes to purchase all or any part of such Holder’s Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase in accordance with the procedures set forth in the Indenture.

19.	Defaults and Remedies.

The Events of Default relating to the Notes are defined in Article Six of the Base Indenture as modified by the Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company and the Holders shall be as set forth in the Indenture.

20.	Conflicts

To the extent this Note conflicts with the terms of the Indenture the terms of the Indenture will govern.

ASSIGNMENT FORM

If you the Holder want to assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)

and irrevocably appoint

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Company pursuant to Section 3.06 of the Indenture, check the box below:

☐     Section 3.06

If you want to have only part of the Note purchased by the Company pursuant to Section 3.06 of the Indenture, state the amount you elect to have purchased:

$

($2,000 or integral multiples of $1,000 in excess thereof)

Date:

Your Signature:

                                       (Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

GUARANTEE

The undersigned (the “Guarantors”) have unconditionally guaranteed, jointly and severally (such guarantee by each Guarantor being referred to herein as the “Guarantee”) (i) the due and punctual payment of the principal of and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in Article Five of the Supplemental Indenture and (ii) in case of any extension of time of payment or renewal of the Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

No past, present or future stockholder, officer, director, employee, incorporator, partner, member or manager, as such, of any of the Guarantors shall have any liability under the Guarantee by reason of such person’s status as stockholder, officer, director, employee, incorporator, partner, member or manager. Each Holder of a Note by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for the issuance of the Guarantees.

Each Holder of the Notes by accepting a Note agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

TRI POINTE HOMES, INC.

TRI POINTE HOLDINGS, INC.

MARACAY 91, L.L.C.

MARACAY HOMES, L.L.C.

MARACAY BRIDGES, LLC

MARACAY VR, LLC

PARDEE HOMES

PARDEE HOMES OF NEVADA

THE QUADRANT CORPORATION

TRENDMAKER HOMES, INC.

WINCHESTER HOMES INC.

By:
Name:
Title:

MARACAY THUNDERBIRD, L.L.C. By: Maracay Homes, L.L.C., its Manager

By:
Name:
Title:

TRI POINTE COMMUNITIES, INC.

By:
Name:
Title:

TRI POINTE CONTRACTORS, LP By: TRI Pointe Communities, Inc., its General Partner

By:
Name:
Title:

[Signature Page to Notation of Guarantee]